                                                                     Exhibit 3.1

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATION
                                                       FILED 09:00 AM 11/20/1997
                                                          971396556 - 2823417

                         CERTIFICATE OF INCORPORATION

                                      OF

                     FACILICOM INTERNATIONAL FINANCE, INC.


                       --------------------------------


     FIRST.    The name of this corporation shall be:

                     FACILICOM INTERNATIONAL FINANCE, INC.

     SECOND.   Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD.    The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.   The total number of shares of stock which this corporation is authorized to issue is:

     One Thousand (1000) shares with a par value of One Cent (0.01) per share, amounting to One Hundred Dollars ($100.00).

     FIFTH:    The name and address of the incorporator is as follows:

                               Kathleen Crowley
                               Corporation Service Company
                               1013 Centre Road
                               Wilmington, DE  19805

     SIXTH:    The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation, or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twentieth day of November, A.D., 1997.


                                                   /s/ Kathleen Crowley
                                                   -----------------------------
                                                   Kathleen Crowley
                                                   Incorporator

                               State of Delaware

                       Office of the Secretary of State

                       ---------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FACILICOM INTERNATIONAL FINANCE, INC.", CHANGING ITS NAME FROM "FACILICOM INTERNATIONAL FINANCE, INC." TO "FACILICOM INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF DECEMBER, A.D. 1997, AT 4:30 O'CLOCK P.M.



                    [SEAL APPEARS HERE]  /s/ Edward J. Freel
                                         ---------------------------------------
                                         Edward J. Freel, Secretary of State


                                        AUTHENTICATION: 8872152
                                                  DATE: 01-20-98